Exhibit 10.18
EXECUTION VERSION

CLARK COUNTY LAS VEGAS STADIUM, LLC
$51,231,000.00 4.92% Senior Secured Note

NOTE PURCHASE AGREEMENT

Dated as of July 20, 2018

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
CLARK COUNTY LAS VEGAS STADIUM, LLC
13355 Noel Rd 22nd Floor
Dallas, Texas 75240
Attention: Legal Department
NOTE PURCHASE AGREEMENT
Re:    $51,231,000.00 4.92% Senior Secured Note
Due on the Maturity Date (as defined therein)
Dated as of
July 20, 2018
Wells Fargo Trust Company, National Association, as Trustee
MAC: U1228-051
299 South Main Street, 5th Floor
Salt Lake City, Utah 84111
Attn: Corporate Trust Lease Group
(Las Vegas Ball Park)
Clark County Las Vegas Stadium, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), agrees with you as follows:
SECTION 1.    DESCRIPTION OF NOTE AND COMMITMENT.
Section 1.1    Nature of Financing. The Company desires to borrow funds and to secure repayment of such borrowing with the Company’s interest in the Granted Property described below and the payments due and payable under the Naming Rights and Marketing Agreement dated as of the Effective Date (as defined therein) (such agreement as it may heretofore or hereafter be amended, supplemented or modified is hereinafter referred to as, the “Naming Rights Agreement”) between the Company, and Las Vegas Convention and Visitors Authority, a local government entity of the State of Nevada (“LVCVA”). The Ball Park which is the subject of the Naming Rights Agreement (the “Granted Property”) is more fully described in the Deed of Trust (hereinafter defined).
Section 1.2    Description of Note. In order to provide for the financing, the Company will authorize the issue and sale of its 4.92% Senior Secured Note due on the Maturity Date (as defined therein) (the “Note”) in the principal amount of $51,231,000.00. The Note will be dated the date of issue, will bear interest from the date of issue until maturity at the rate of 4.92% per annum and principal and interest thereon will be paid in installments as provided in the amortization schedule attached as Annex I to the Note. The Note will be otherwise substantially in the form attached hereto as Exhibit A. Interest on the Note will be computed on the basis of a 360-day year of twelve 30-day months. You, the above addressee, are hereinafter sometimes referred to as the “Purchaser.”
Section 1.3    Security for the Note. The Note will be secured by, among other things, (i) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated as of the date hereof (the “Deed of Trust”) from the Company for the benefit of

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
the Purchaser, creating a valid and perfected first deed of trust lien on the Granted Property, together with the buildings, structures and improvements now or hereafter located thereon, and collaterally assigning, among other things, the Company’s right, title and interest in and to the Sponsorship Fees (as defined in the Naming Rights Agreement therein described), (ii) the Security Agreement and Collateral Assignment of Naming Rights and Marketing Agreement dated as of the date hereof from the Company to the Purchaser (the “Security Agreement”), and (iii) the Pledge and Security Agreement dated as of the date hereof (the “Pledge Agreement”) from Summerlin Baseball Club Member, LLC, a Delaware limited liability company (the “Pledgor”).
Section 1.4    Sale of Note. Subject to the terms and conditions herein contained and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you and you agree to purchase from the Company on the date hereinafter specified, the Note at a price equal to 100% of the principal amount thereof. The Note will be delivered to you on July 20, 2018 (the “Closing Date”). Delivery of the Note on the Closing Date will be made at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606 against payment therefor in Federal or other funds current and immediately available which shall be pursuant to written payment instructions delivered by the Company to you prior to the Closing Date. The Note will be delivered to you on the Closing Date in the principal amount then to be purchased by you, registered in your name or in the name of such nominee as specified on Schedule I attached to the Escrow and Servicing Agreement.
Section 1.5    Advances. Subject to satisfaction of the conditions precedent set forth in Section 3 hereof, the principal amount of the Note will be advanced (each an “Advance”) to the Company on the dates set forth in the schedule attached to the Note as Annex I (each such date of advance of principal herein referred to as an “Advance Date” and collectively, the “Advance Dates”) in the amounts of principal set forth opposite each such Advance Date (“Advanced Amounts”) in the schedule attached to the Note as Annex I.
All Advances shall be disbursed by the Purchaser to the Construction Escrow Agent under the Construction Escrow Agreement and the Construction Escrow Agent shall deposit into the Project Account the amounts required in accordance with Section 3.1 of the Construction Escrow Agreement and shall disburse the Amount of Interim Interest set forth above opposite each Advance Date to the Escrow Agent under the Escrow and Servicing Agreement for allocation to the note Payment Reserve (as defined in the Escrow and Servicing Agreement).
Section 1.6    Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Deed of Trust.
SECTION 2.    REPRESENTATIONS.
Section 2.1    Representations of the Company. The Company represents and warrants that all representations set forth in Exhibit B hereto are true and correct as of the Closing Date and are hereby incorporated herein by reference with the same force and effect as though herein set forth in full.

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
Section 2.2    Representations of the Purchaser. You represent that you are purchasing the Note for your own account, for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating, or otherwise disposing of the Note, it being understood that the disposition of your property shall at all times be and remain within your control.
SECTION 3.    CLOSING CONDITIONS.
Your obligation to purchase and pay for the Note shall be subject to the following conditions precedent:
Section 3.1    Execution and Recordation of Agreements. (a) On or prior to the Closing Date the following documents, in a form satisfactory to you and Special Counsel (hereinafter defined), shall have been duly executed, acknowledged and delivered by all parties thereto, and shall be in full force and effect:
(i)    the Deed of Trust;
(ii)    the Non-Disturbance and Attornment Agreement;
(iii)    the Escrow and Servicing Agreement with Wells Fargo Trust Company, National Association;
(iv)    the Indemnity and Guaranty Agreement;
(v)    the Hazardous Material Indemnity Agreement;
(vi)    the Construction Completion Guaranty;
(vii)    the Security Agreement;
(viii)    the Collateral Assignment of Construction Agreements;
(ix)    the Consent to Collateral Assignment (General Contractor);
(x)    the Consent to Collateral Assignment (Architect);
(xi)    the Pledge Agreement; and
(xii)    the Note.
(b)    On or prior to the Closing Date, the foregoing documents described in Section 3.1(a)(i) and (ii) and all necessary financing statements and similar notices, if and to the extent permitted or required by applicable law, shall have been recorded or filed for record in each public office wherein such recording or filing is deemed necessary or appropriate by you or Special Counsel to perfect the liens thereof as against creditors of or purchasers from the Company and the LVCVA. Without limiting the foregoing, all taxes, fees and other charges in connection with the execution, delivery, recording and filing of the foregoing instruments shall have been paid by the Company or allowance therefor shall have been made by the Company.

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
Section 3.2    Delivery of Closing Items. On or prior to the Closing Date the Company shall have delivered (or you shall have otherwise received) the following items in a form satisfactory to you and Special Counsel:
(a)    LVCVA Estoppel Certificate;
(b)    ALTA boundary survey;
(c)    Title Commitment from a title company acceptable to you;
(d)    Phase I Environmental Assessment (no more than six months old);
(e)    MAI Appraisal (no more than six months old);
(f)    Legal opinion of Mayer Brown LLP, special counsel for the beneficial holders of the loan evidenced by the Note (“Special Counsel”), in the form of Exhibit C hereto;
(g)    Legal opinion of Haynes and Boone LLP and Holland & Hart LLP, counsel for the Company, in forms satisfactory to you and Special Counsel;
(h)    Legal opinion of counsel for the LVCVA, substantially in the form of Exhibit D hereto;
(i)    Evidence of any other insurance required by Section 2.15 of the Deed of Trust or the Naming Rights Agreement;
(j)    Letter directing LVCVA to make all Naming Rights Agreement payments to the Escrow Agent (signed by the Company);
(k)    PZ Report (or other evidence of zoning compliance satisfactory to Purchaser);
(l)    Such documents and evidence to establish the existence and good standing of the Company and the authorization of the transactions contemplated by the Operative Agreements; and
(m)    All other items described on the closing checklist that is part of the Closing Memorandum delivered in connection with this Agreement.
Section 3.3    Payment of Special Counsel Fees and Expenses. On or prior to the Closing Date, the Company shall have paid all reasonable fees and disbursements of Special Counsel, as reflected in the statement of such Special Counsel delivered on or prior to the date of required payment.
Section 3.4    Waiver of Conditions. If on the Closing Date the Company fails to tender the Note or if the conditions specified in this Section 3 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Section 3 have not been fulfilled, you may waive

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 3.4 shall operate to relieve the Company of any of its respective obligations hereunder or to waive any of your rights against the Company.
SECTION 4.    MISCELLANEOUS.
Section 4.1    Transfer of Note. At no cost to the Company, at any time and from time to time the holder of the Note may transfer the Note either (i) by delivery to the Company of written notice of such transfer together with a copy of the instrument of transfer and specifying the name and address of the transferee or (ii) upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by such holder or its attorney authorized in writing.
Section 4.2    Loss, Theft, Etc. of Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such reissuance. If the Purchaser or any other institutional investor is the owner of any such lost, stolen or destroyed Note, then the affidavit of the President, a Vice President or other responsible officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no indemnity shall be required as a condition to execution and delivery of a new Note other than the written agreement of such owner to indemnify and hold the Company harmless.
Section 4.3    Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of the Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of the Note are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent shall extend to or affect any obligation or right not expressly waived or consented to.
Section 4.4    Notices. All communications provided for hereunder shall be in writing and mailed by registered or certified mail or by prepaid overnight air courier and if to you, addressed to you at the address set forth in Section 13 of the Escrow Agreement, or if to the Company, addressed to the Company, at 13355 Noel Rd 22nd Floor, Dallas, Texas 75240, Attention: Legal Department or to such other address as you or the Company shall designate by written notice to the other.
Section 4.5    Reproduction of Documents. The Operative Agreements and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by you at the closing of your purchase of the Note (except the Note itself), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
Section 4.6    Counterparts. This Agreement may be executed in any number of counterparts, each counterpart constituting an original but all together only one Agreement.
Section 4.7    Successors and Assigns; Survival of Representations. This Agreement and all covenants herein contained shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereunder. All covenants, representations and warranties made by the Company and the Purchaser herein and made by the Company in any certificates delivered pursuant hereto, whether or not in connection with the closing, shall survive the closing and the delivery of this Agreement and the Note.
Section 4.8    Severability. Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.
Section 4.9    Governing Law. This Agreement and the Note shall be governed by and construed in accordance with the laws of the State of Nevada. The Company agrees to the jurisdiction of any federal court located in the State of Nevada and waives any objection based on forum non conveniens, and any objection to venue of any action instituted in any of the aforementioned courts.
Section 4.10    Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.
Section 4.11    Concerning the Purchaser. It is expressly understood and agreed by the parties hereto that, (a) this Note Purchase Agreement is executed and delivered by the Purchaser not in its individual or personal capacity but solely in its capacity as Trustee under the Trust Agreement (as defined in the Deed of Trust) on behalf of the Trust (as such terms are defined in the Trust Agreement), in the exercise of the powers and authority conferred and vested in it as Trustee under the Trust Agreement, subject to the rights, protections, indemnities and limitations from liability afforded to the Trustee thereunder; (b) in no event shall Wells Fargo Trust Company, National Association, in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust (or on behalf of the Trust) hereunder, as to all of which recourse shall be had solely to the Trust Property of the Trust; (c) nothing contained herein shall be construed as creating any liability on Wells Fargo Trust Company, National Association, individually or personally, to perform any expressed or

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
implied covenant, duty or obligation of any kind whatsoever contained herein; and (d) under no circumstances shall Wells Fargo Trust Company, National Association, be personally liable for the payment of any fees, costs, indebtedness or expenses of any kind whatsoever or, except as set forth in Section 6.01(c) of the Trust Agreement, be personally liable for the breach or failure of any obligation, representation, agreement, warranty or covenant whatsoever made or undertaken by the Trustee or the Trust hereunder.
Section 4.12    Notwithstanding anything contained herein, it is expressly understood that Purchaser is acting as a trustee and whenever any consent, approval, or other action of the Purchaser is contemplated hereby, Purchaser may act in accordance with the instructions of the appropriate percentage of certificate holders (pursuant to the Trust Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the Purchaser trust, and not on its own discretion.
Section 4.13    Intentionally Omitted.
Section 4.14    Agreement Re: Make-Whole Amount. The parties hereto agree, notwithstanding anything to the contrary set forth in any of the Operative Agreements, as follows:
(a)    if the Note is accelerated as a result of an Event of Default (including, without limitation, an Event of Default described in Section 5.1(j) of the Deed of Trust), the principal, accrued unpaid interest and Make-Whole Amount payable on the Note shall equal the principal, accrued unpaid interest and Make-Whole Amount payable in connection with an optional prepayment of the Note under Section 2.12(b) of the Deed of Trust;
(b)    any payment on the Note after an acceleration shall be treated as an optional prepayment triggering the obligation to pay the Make-Whole Amount;
(c)    the Make-Whole Amount is liquidated damages and a reasonable approximation of the damages to be suffered by Purchaser in the event of payments prior to the original scheduled payments set forth in the amortization schedule set forth on the Note;
(d)    the Company hereby waives any provision of any present or future statute, court ruling or law that may prohibit the collection of the Make-Whole Amount in connection with an acceleration;
(e)    the Purchaser shall have the right to rescind any acceleration of the Note including, without limitation any acceleration caused by an Event of Default described under Section 5.1 (j) of the Deed of Trust;
(f)    the Make-Whole Amount is reasonable and the product of an arm’s length negotiation;

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
(g)    the Make-Whole Amount shall be payable notwithstanding the then prevailing market rates at the time of calculation or payment;
(h)    there has a been a course of conduct between the Company and the Purchaser and such parties gave specific consideration for the agreement to pay the Make-Whole Amount;
(i)    the Company’s agreement to pay the Make-Whole Amount to the Purchaser was a material inducement for the Purchaser to purchase the Note; and
(j)    the Make-Whole Amount is consideration for the Note and part of an inducement to the Purchaser to purchase the Note.

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
Section 4.15 Waiver of Trial By Jury. THE COMPANY HEREBY KNOWINGLY AND FREELY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THE NOTE, THE APPLICATION FOR THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE, THE DEED OF TRUST OR THE OTHER OPERATIVE AGREEMENTS.

Initials of Company:	/s/ GH
[Signature Pages Follow]

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Note Purchase Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

CLARK COUNTY LAS VEGAS STADIUM, LLC, a
Delaware limited liability company

By	/s/ Grant Herlitz
Name: Grant Herlitz
Title: President

CLARK COUNTY LAS VEGAS STADIUM, LLC	Note Purchase Agreement
The foregoing Agreement is hereby confirmed and accepted.

WELLS FARGO TRUST COMPANY, NATIONAL
ASSOCIATION, AS TRUSTEE

By	/s/ Joseph H. Pugsley
	Name:	Joseph H. Pugsley
	Title:	Vice President

Clark County Las Vegas Stadium, LLC
4.92% Senior Secured Note, Due on the Maturity Date (as defined herein)

No. R-	July 20, 2018
$51,231,000.00
CLARK COUNTY LAS VEGAS STADIUM, LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”), for value received, hereby promises to pay to or to the order of Wells Fargo Trust Company, National Association, as Trustee or registered assigns, the principal amount of FIFTY ONE MILLION TWO HUNDRED THIRTY-ONE THOUSAND AND 00/100 DOLLARS ($51,231,000.00) (or the lesser amount outstanding) together with interest on the outstanding amount from the date hereof until maturity at the rate of 4.92% per annum (computed on the basis of a 360-day year of 12 consecutive 30-day months) in installments as follows:
(i)    one installment of interest only in the amount of $101,580.23 due and payable on September 15, 2018;
(ii)    installments of interest only, if any, each in the amount set forth on the amortization schedule attached hereto as Annex I due and payable on the fifteenth day of each March, June and December during the period from September 15, 2018 to but not including the Principal Amortization Start Date (defined below);
(iii)    thirty-nine (39) installments, each consisting of principal and interest in the amount as set forth on the amortization schedule attached hereto as Annex I payable on a semiannual basis on the Principal Amortization Start Date and on the fifteenth day of each June and December thereafter to but not including the Maturity Date; and
(iv)    an amount equal to the outstanding principal and accrued interest due and payable on the Maturity Date.
As used herein (i) the term “Principal Amortization Start Date” shall mean the earlier of (a) June 15, 2020 and (b) the fifteenth day of the first month in which the Escrow Agent (as defined in the Deed of Trust described below) shall have received the second quarterly payment under the Naming Rights Agreement and (ii) the term “Maturity Date” shall mean the fifteenth day of the month which is the thirty-ninth semiannual payment after the month in which the Principal Amortization Start Date has occurred.
Once the Principal Amortization Start Date has been determined and if such Principal Amortization Start Date is different than the one set forth on the original Annex I hereto, then Annex I shall be revised and replaced with an amortization schedule that reflects the actual Principal Amortization Start Date and the actual Maturity Date; provided that the amounts due on the Principal Amortization Start Date, the Maturity Date and each payment date in between shall not be different than the amounts set forth for such dates on the original Annex I hereto
EXHIBIT A
(to Note Purchase Agreement)

The Company further promises to pay interest at the rate of 6.92% per annum (i) on each overdue installment of principal, premium, if any, and (to the extent legally enforceable) upon each overdue installment of interest in each case from and after the due date of each such installment, whether by acceleration or otherwise, until paid and (ii) during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount. Payments of principal, premium, if any, and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts by check mailed and addressed to the holder hereof at the address set forth on page 1 of the Note Purchase Agreement described below, or, at the option of the holder hereof, in such manner and at such other place in the United States of America as the holder hereof shall have designated to the Company in writing.
This Note is issued under and pursuant to the terms and provisions of the Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) entered into by the Company with Wells Fargo Trust Company, National Association, as Trustee (the “Purchaser”) and secured by (i) the Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing Statement dated as of the date hereof (the “Deed of Trust”) from the Company for the benefit of the Purchaser in respect of the Granted Property described therein, (ii) the Security Agreement and Collateral Assignment of Naming Rights and Marketing Agreement dated as of the date hereof from the Company for the benefit of Purchaser (the “Security Agreement”), and (iii) the Pledge and Security Agreement dated as of the date hereof from Summerlin Baseball Club Member, LLC, a Delaware limited liability company (the “Pledge Agreement”). This Note and the holder hereof are entitled to all the benefits provided for by the Note Purchase Agreement, the Deed of Trust, the Security Agreement, the Pledge Agreement and the other Operative Agreements, to which Note Purchase Agreement, Deed of Trust, Security Agreement, Pledge Agreement and Operative Agreements reference is hereby made for the statement thereof, including a description of the Granted Property (as defined in the Deed of Trust), the nature and extent of the security and the rights of the holder of the Note and of the Company in respect thereof Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Deed of Trust.
This Note may be declared due prior to its expressed maturity date, voluntary prepayments may be made thereon by the Company and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Deed of Trust.

CLARK COUNTY LAS VEGAS STADIUM, LLC, a
Delaware limited liability company

By
Name: Grant Herlitz
Title: President
A-2